UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

 Pursuant to section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 3, 2009

KENNETH COLE PRODUCTIONS, INC.

 (Exact name of registrant as specified in its charter)

New York

1-13082

13-3131650

(State or other jurisdiction of

(Commission

(IRS Employer

incorporation)

File Number)

Identification No)

603 West 50th Street, New York, NY 10019

(Address of principal executive offices)(Zip code)

Registrant’s telephone number, including area code (212) 265-1500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02  Results of Operations and Financial Condition.

On November 3, 2009, Kenneth Cole Productions, Inc. (the “Company”) issued a press release announcing the Company’s results for the third quarter ended September 30, 2009.  A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

99.1 Press Release dated November 3, 2009

Limitation on Incorporation by Reference

In accordance with General Instructions B.2 on Form 8-K, the information in this report (including the exhibit) is furnished pursuant to Item 2.02 and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to liabilities of that Section, unless we specifically incorporate it by reference in a document filed under the Securities Act of 1933 or the Securities Exchange Act of 1934.  The filing of this Current Report on Form 8-K is not an admission as to the materiality of any information in this report that is required to be disclosed solely by Regulation FD.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Kenneth Cole Productions, Inc.

Registrant

Dated:  November 5, 2009

By:      /S/ DAVID P. EDELMAN

Name: David P. Edelman

Title:   Chief Financial Officer

Exhibit Index

Description

Exhibit No.  99.1

Press Release dated November 3, 2009

Company Contact:	Investor Relations Contact:
David Edelman	James R. Palczynski
Chief Financial Officer	Principal
Kenneth Cole Productions, Inc.	Integrated Corporate Relations, Inc.
(212) 265-1500	(203) 682-8229

-- Kenneth Cole Productions, Inc. Reports Better than Expected Q3 Results--

-- Q3 Profit of $0.01 Per Share Exceeds Guidance of a Loss of $(0.03) to $(0.08) --

-- Gross Margin Gain and Expense Reduction Drives Improvement --

-- Inventory Down 36% Versus Year-Ago Quarter --

New York, New York, November 03, 2009 / PR Newswire – Kenneth Cole Productions, Inc. (NYSE: KCP) today reported financial results for the third quarter ended September 30, 2009.  The Company reported earnings per fully-diluted share of $0.01 for the quarter versus its prior guidance of a loss of between $(0.03) and $(0.08) per share and the year-ago loss of $(0.09) per share.  The better than expected profit performance was the result of improved gross margins, effective inventory controls, and significant reductions in operating overhead versus the prior year’s period.

As anticipated, third quarter net revenues decreased to $103.8 million versus $132.1 million in the year-ago period.  This was largely due to a decline in wholesale sales resulting from the planned exit from the Company’s Tribeca and Bongo businesses as well as reductions in associated private label programs and in off-price distribution.

Consolidated gross margin increased 220 basis points to 43.3% compared to 41.1% in the year-ago period, driven by improved margins in the Company’s consumer direct business.  Selling, general and administrative expenses declined $7.3 million, or 14.1%, in the third quarter to $44.6 million versus the year-ago level of $51.9 million as a result of various streamlining initiatives.

Inventory levels at the close of the quarter continued to improve and were down 35.5% to $36.4 million compared to $56.5 million at the end of the third quarter last year.  The Company noted that its balance sheet remained strong at September 30, 2009 with cash of $50.0 million and no long-term debt.

Kenneth Cole, Chairman and Chief Creative Officer, commented, “Our business is improving, although we still have much work yet to do.   Our renewed focus on product innovation is creating new opportunities for our brands and our business, which should accelerate our strategic transformation and drive increased value to our shareholders.”

Jill Granoff, Chief Executive Officer, said, "I am pleased that our business returned to profitability in the third quarter.  Through the collective efforts of our talented team, we have carefully managed our inventories, improved margins and reduced expenses, while maintaining a strong balance sheet.  At the same time, we have begun a comprehensive effort to ensure that we have the right product, at the right price, in the right distribution to meet the needs of today’s discerning consumer.”

Also today, the Company issued financial guidance for the fourth quarter.  The Company expects to report net revenues in the range of $107 million to $112 million versus the year-ago level of $127 million and operating earnings per share of between $0.04 and $0.08.  A year ago, the Company reported a loss of $(0.67) per share, which included $(0.40) per share of non-operating charges.

About Kenneth Cole Productions, Inc.

Kenneth Cole Productions, Inc. designs, sources, and markets a broad range of footwear, handbags, apparel and accessories under the brand names Kenneth Cole New York; Kenneth Cole Reaction; Unlisted; and Le Tigre, as well as footwear under the proprietary trademark Gentle Souls. The Company has also granted a wide variety of third party licenses for the production of men's, women's and children's apparel as well as fragrances, watches, jewelry, eyewear, and several other accessory categories. The Company's products are distributed through department stores, better specialty stores, company-owned retail stores and its e-commerce website. Further information can be found at http://www.kennethcole.com/.

Forward Looking Statement Disclosure

The statements contained in this release, which are not historical facts, may be deemed to constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Actual future results might differ materially from those projected in such statements due to a number of risks and uncertainties, including but not limited to, demand and competition for the Company's products, the ability to enter into new product license agreements or to renew or replace existing product licensee agreements, changes in consumer preferences or fashion trends, delays in anticipated store openings, and changes in the Company's relationships with retailers, licensees, vendors and other resources. The forward looking statements contained herein are also subject to other risks and uncertainties that are described in the Company's reports and registration statements filed with the Securities and Exchange Commission.

Kenneth Cole Productions, Inc.

(unaudited)

(In thousands, except	Quarter Ended		Nine Months Ended
per share & outstanding share amounts)
	09/30/09	09/30/08	09/30/09	09/30/08

Net sales	$93,336	$120,161	$272,458	$333,669

Licensing and other revenue	10,416	11,947	28,569	32,087

Net revenue	$103,752	$132,108	$301,027	$365,756

Gross profit	44,881	54,351	119,766	150,622

Selling, gen’l & administrative	44,495	51,896	136,507	150,113
Severance (Salary, Taxes, Restricted Stock & Benefits)	-	-	1,235	-
Net Lease Termination Benefit	-	-	(509)	-
Total Operating Expense	44,495	51,896	137,233	150,113

Operating income (loss)	286	2,455	(17,467)	509

Interest income	94	395	414	1.637
Investment impairment	(287)	(3,282)	(727)	(4,114)
Total Interest & Other Expense	193	2,887	313	2,477

Income (loss) before taxes	93	(432)	(17,780)	(1,968)

Income tax (benefit) expense	(93)	1,122	(6,532)	831

Net income (loss)	$186	($1,554)	($11,248)	($2,799)

Net income (loss) per share: Basic	$0.01	($0.09)	($0.63)	($0.15)

Net income (loss) per share: Diluted	$0.01	($0.09)	($0.63)	($0.15)

Average shares outstanding: Basic	18,018,000	17,903,000	17,954,000	18,604,000

Average shares outstanding: Diluted	18,423,000	17,903,000	17,954,000	18,604,000

Balance Sheet Data:	09/30/09	09/30/08
Cash & Cash Equivalents	$50,036	$50,992
Due from Factor/Accounts Receivable	40,691	55,948
Inventory	36,397	56,462
Total Assets	306,061	331,324
Working Capital	81,292	112,780
Accounts Payable & Accrued Expenses	44,869	44,338
Long-term Debt	-	-
Total Shareholders’ Equity	193,677	213,040

7